OPERATING AGREEMENT

                                       OF

                            KMA GLOBAL SOLUTIONS, LLC


                           A LIMITED LIABILITY COMPANY
                           ORGANIZED UNDER THE LAWS OF
                               THE STATE OF NEVADA


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                                TABLE OF CONTENTS
                                                                           Page
                                                                           -----
ARTICLE 1......................................................................1
   DEFINITIONS.................................................................1
ARTICLE 2......................................................................4
   FORMATION...................................................................4
      2.1.     Formation.......................................................4
      2.2.     Name............................................................5
      2.3.     Principal Office................................................5
      2.4.     Existence.......................................................5
ARTICLE 3......................................................................5
   BUSINESS AND PURPOSE OF THE COMPANY.........................................5
      3.1.     Purpose.........................................................5
      3.2.     Other Acts/Filings..............................................5
ARTICLE 4......................................................................5
   MEMBERS AND MEMBERSHIP CERTIFICATES.........................................5
      4.1.     Members.........................................................5
      4.2.     Membership Certificates and Seal................................5
ARTICLE 5......................................................................6
   RIGHTS AND DUTIES OF MEMBERS................................................6
      5.1.     Classes of Members..............................................6
      5.2.     Management of the Company.......................................6
      5.3.     Limitation of Liability.........................................6
      5.4.     Company Debt Liability..........................................6
      5.5.     Company Books...................................................6
ARTICLE 6......................................................................6
   MEETINGS OF MEMBERS.........................................................6
      6.1.     Meetings........................................................6
      6.2.     Actions Without a Meeting.......................................7
      6.3.     Vote by Proxy...................................................7
      6.4.     Emergency Procedures............................................7
      6.5.     Records.........................................................7
      6.6.     Quorum..........................................................7
      6.7.     Manner of Acting................................................8
ARTICLE 7......................................................................8
   MANAGEMENT..................................................................8
      7.1.     Board of Directors..............................................8
      7.2.     Delegation of Authority and Duties..............................8
      7.3.     Regular Meetings................................................8
      7.4.     Special Meetings................................................9
      7.5.     Quorum..........................................................9
      7.6.     Manner of Acting................................................9
      7.7.     Action Without Meeting..........................................9
      7.8.     Vacancies in Board of Directors.................................9
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      7.9.     Recusal.........................................................9
      7.10.    Resignation....................................................10
      7.11.    Removal........................................................10
      7.12.    Compensation...................................................10
      7.13.    Liability for Certain Acts.....................................10
      7.15.    Duties and Authorities of Officers.............................10
ARTICLE 8.....................................................................11
   CONTRIBUTIONS AND CAPITAL ACCOUNTS.........................................11
      8.1.     Members' Capital Contributions.................................11
      8.2.     Maintenance of Capital Accounts................................11
      8.3.     Withdrawal of Capital..........................................11
      8.4.     Additional Capital Contributions...............................11
      8.5.     Interest on Capital Contributions..............................12
      8.6.     Priority and Return of Capital.................................12
      8.7.     Limitation on Liability of Member..............................12
      8.8.     Loans..........................................................12
      8.9.     Default in Capital Contributions...............................12
ARTICLE 9.....................................................................12
   ALLOCATIONS OF PROFITS AND LOSSES..........................................12
      9.1.     Allocations of Profits and Losses from Operations..............12
      9.2.     Basis in Contributed Assets....................................13
      9.3.     Distributions..................................................13
      9.4.     Limitations upon Distributions.................................13
      9.5.     Accounting Principles..........................................13
      9.6.     Tax Returns....................................................13
      9.7.     Tax Matters....................................................13
ARTICLE 10....................................................................14
   DISTRIBUTION OF CASH FLOW..................................................14
      10.1.    Net Cash from Operations.......................................14
      10.2.    Net Cash from Sales or Refinancing.............................14
      10.3.    Restrictions on Distributions of Cash Flow.....................14
ARTICLE 11....................................................................15
   TRANSFER OF MEMBERSHIP INTERESTS...........................................15
      11.1.    Restriction on Transferability of Membership Interests.........15
ARTICLE 12....................................................................16
   DISSOCIATION OF A MEMBER...................................................16
      12.1.    Dissociation...................................................16
      12.2.    Rights of Dissociating Member..................................16
ARTICLE 13....................................................................17
   DISSOLUTION AND LIQUIDATION................................................17
      13.1.    Events Triggering Dissolution..................................17
      13.2.    Effect of Dissolution..........................................17
      13.3.    Liquidation....................................................17
      13.4.    Revaluation....................................................18
      13.5.    Distributions in Kind..........................................18
      13.6.    Timing of Liquidation..........................................18
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      13.7.    Articles of Cancellation.......................................18
ARTICLE 14....................................................................19
   MISCELLANEOUS PROVISIONS...................................................19
      14.1.    Arbitration....................................................19
      14.3.    Notices........................................................19
      14.4.    Books of Accounts and Records..................................19
      14.5.    Application of Nevada Law......................................19
      14.6.    Waiver of Action for Partition.................................19
      14.7.    Amendments.....................................................20
      14.8.    Amendments Without Consent of Members..........................20
      14.9.    Execution of Additional Instruments............................20
      14.10.   Construction...................................................20
      14.11.   Headings.......................................................20
      14.12.   Waivers........................................................20
      14.13.   Rights and Remedies Cumulative.................................20
      14.14.   Severability...................................................20
      14.15.   Heirs, Successors, and Assigns.................................20
      14.16.   Counterparts...................................................21
      14.17.   Prior Agreements Superceded....................................21
EXHIBIT "A"...................................................................23
   MEMBERSHIP INTERESTS/CAPITAL CONTRIBUTIONS.................................23

                               OPERATING AGREEMENT

                                       OF

                            KMA GLOBAL SOLUTIONS, LLC

                       A NEVADA LIMITED LIABILITY COMPANY


      THIS OPERATING AGREEMENT is made and dated effective as of the 9th day of March, 2006, by and among KMA GLOBAL SOLUTIONS, LLC, a limited liability company formed under the laws of the State of Nevada and having its principal office at 8275 South eastern Avenue, No. 200-47, Las Vegas, Nevada 89123 (hereinafter referred to as the "Company"); KMA GLOBAL SOLUTIONS INTERNATIONAL, INC., a corporation formed under the laws of the State of Nevada corporation, and those entities and/or individuals whose names are set forth on Schedule A to this Agreement, as amended from time to time (collectively, the "Members").

                                   WITNESSETH:

      WHEREAS, the Members have formed, or caused to be formed, the Company pursuant to the Nevada Limited Liability Company Act, N.R.S. 86.011 et seq. (hereinafter referred to as the "Act"); and

      WHEREAS, the Members wish to set forth in a written instrument their mutual agreement relating to the operation of the Company and the right, duties, powers, privileges, obligations and remedies of the Members therein;

      NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinbelow set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties to the others, the parties hereto, each intending to be legally bound hereby, covenant and agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      In addition to those terms defined within this Agreement, for purposes of this Agreement, the following terms shall have the following meanings:

      1.1. "Accountants" shall mean the firm of independent certified public accountants regularly employed by the Company.

      1.2. "Articles" shall mean the Articles of Organization of KMA GLOBAL SOLUTIONS, LLC, filed with the office of the Secretary of State of the State of Nevada on March 9, 2006, as amended from time to time.

      1.3. "Board of Directors" or "Director" shall mean those individuals appointed by the Members to serve as directors of the Company in accordance with the terms and conditions of Section 7.1 of this Agreement.

      1.4. "Capital Account" means, with respect to any Member, the separate "book" account maintained for such Member in accordance with the following provisions:

            (a) To each Member's Capital Account there shall be credited that Member's Capital Contributions, such Member's distributive share of Profits and allocations of income or gain in accordance with applicable provisions of the Code, and the amount of any Company liabilities that are assumed by such Member or that are secured by any Company property distributed to such Member; and

            (b) To each Member's Capital Account there shall be debited the amount of cash (exclusive of amounts, if any, paid as compensation in exchange for management services of the Director pursuant to Section 7.12) and value of property distributed to that Member pursuant to the provisions hereof, that Member's distributive share of Losses and allocations of expenditures or losses in accordance with applicable provisions of the Code, such Member's distributive share of non-capital, non-deductible expenditures of the Company under Code
Section 705(a)(2)(B) (including items treated as such expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i)), and the amount of any liabilities of such Member that are assumed by the Company or that are secured by any property contributed by such Member to the Company.

            (c) In the event any Member transfers all or any portion of its Membership Interest in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Interest.

            (d) In determining the amount of any liability for purposes of this
Section 1.3(d), there shall be taken into account Code Section 752(c) and other applicable Code Sections and Treasury Regulations.

            (e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with the Treasury Regulations. In the event the Board of Directors determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities that are secured by contributed or distributed property or that are assumed by the Company or the Members), are computed in order to comply with such Regulations, the Board of Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Article 13 of this Agreement upon the dissolution of the Company. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b).

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      1.5. "Capital Contribution" shall mean any contribution to the capital of the Company in cash or property (reflected at fair market value) made by a Member, whenever made. "Initial Capital Contribution" shall mean the initial contribution to the capital of the Company made by the Members pursuant to this Agreement.

      1.6. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provisions of subsequent superseding revenue laws of the United States.

      1.7. "Economic Interest" means a Member's share of the Company's Profits, Losses, Net Cash Flow, and other distributions of the Company's assets pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including, without limitation, the right to vote on, consent to, or otherwise participate in any decision of the Members, all as provided in Article 6.

      1.8. "Fiscal Year" shall mean the Company's fiscal year, which shall be the calendar year.

      1.9. "Lender" means any Member who advances (other than as a Capital Contribution) any money or property to the Company.

      1.10. "Membership Interest" shall mean a Member's Economic Interest in the Company and such member's right to participate in the management of the business and affairs of the Company, including, but not limited to, the Member's share of the Company's Profits, Losses, the right to receive distributions of the Company's assets pursuant to this Agreement and the Act and the right to vote on, consent to, or otherwise participate in any decision or action of or by the Members granted pursuant to this Agreement or the Act.

      1.11. "Net Cash from Operations" means the gross cash proceeds from Company operations (including sales and dispositions in the ordinary course of business) less the portion of such proceeds used to pay or establish Reserves for all Company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the Board of Directors. "Net Cash from Operations" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established. Payments of principal and interest on any debts or other obligations of the Company, whether or not secured by mortgages or liens on Company property, shall be considered as a deduction from Net Cash from Operations.

      1.12. "Net Cash from Sales or Refinancing" mean the net cash proceeds from all sales and other dispositions (other than in the ordinary course of business) and all refinancing or placement of new mortgages on the Property, less any portion of such proceeds used to establish Reserves, all as determined by the Board of Directors. "Net Cash from Sales or Refinancing" shall include all principal and interest payments received by the Company with respect to any note or other obligations received by the Company in connection with sales and other dispositions (other than in the ordinary course of business) of Property. Payments of principal and interest on any debts or other obligations of the Company, whether or not secured by mortgages or liens on Company property, shall be considered as a deduction from Net Cash from Sales or Refinancing.

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      1.13. "Profits" and "Losses" shall mean the income, gain, loss, deductions and credits of the Company, in the aggregate or separately stated, as appropriate, determined at the close of each Fiscal Year in accordance with
Section 703(a) of the Code and accounting principles consistently applied using the Company's method of accounting set forth on the Company's information tax return filed for Federal income tax purposes.

      1.14. "Persons" shall mean any individual, general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization, and the heirs, personal representatives, successors and assigns of the "Person" when the context so permits.

      1.15. "Property" means the Company's interest in any tangible or intangible property, real or personal, including Intellectual Property Rights (as defined in Section 14.1), but excluding services and promises to perform services in the future.

      1.16. "Reserves" shall mean, for any fiscal period, funds set aside or amounts allocated during such period to reserves that shall be maintained in amounts deemed sufficient by the Board of Directors for working capital and to pay taxes, insurance, debt service or other costs or expenses incident to the ownership or operation of the Company's business.

      1.17. "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time, and the corresponding provisions of succeeding regulations and shall include proposed, temporary and final regulations.

                                    ARTICLE 2
                                    FORMATION

      2.1 Formation. By execution of this Agreement, the Members hereby ratify, approve and affirm the filing of the Articles for the purpose of forming the Company pursuant to the Act. The Company shall conduct business as a limited liability company pursuant to the terms of this Agreement, the Act and the provisions of all applicable law. Unless the Act expressly provides that it supersedes any provision contained in this Agreement, the terms and conditions of this Agreement shall control, unless expressly amended in writing by the Board of Directors in accordance with this Agreement.

      2.2. Name. The name of the Company is KMA GLOBAL SOLUTIONS, LLC.

      2.3. Principal Office. The principal office of the Company shall be located at 8275 South eastern Avenue, No. 200-47, Las Vegas, Nevada 89123, or such other place or places as determined by the Members from time to time in accordance with this Agreement. The registered agent for the service of process and registered office of the Company shall be the person and location set forth in the Articles, and the Board of Directors may, from time to time, change such agent and office by appropriate filings as required by law.

      2.4. Existence. The existence of the Company shall begin on the date the Articles were filed with the Office of the Secretary of State of the State of Nevada and shall be perpetual, unless the Company is earlier dissolved in accordance with the provisions of Article 13 of this Agreement or pursuant to the Act.

                                    ARTICLE 3
                       BUSINESS AND PURPOSE OF THE COMPANY

      3.1. Purpose. The Company may engage in any lawful business under the Act or the laws of any jurisdiction in which the Company may do business. The Company shall have the authority to do all things necessary or advisable in order to accomplish such purpose.

      3.2. Other Acts/Filings. The Board of Directors shall from time to time execute, or cause to be executed, all certificates and other documents and shall do or cause to be done all such filings, recordings and other acts as deemed necessary or appropriate to comply with the requirements of the Act and applicable law for the formation and operation of the Company in all jurisdictions in which the Company desires to conduct business.

                                    ARTICLE 4
                       MEMBERS AND MEMBERSHIP CERTIFICATES

      4.1. Members. The names and addresses of each of the Members are set forth on Exhibit "A" attached hereto and made a part hereof. Each Member shall own the number of membership units (hereinafter referred to individually as a "Membership Unit" and collectively as the "Membership Units") set forth on Exhibit "A" and constituting the percentage ownership of the Company indicated on Exhibit "A."

      4.2. Membership Certificates and Seal. The Membership Units of the Members in the Company shall be evidenced by membership certificates (hereinafter referred to individually as a "Membership Certificate" and collectively as the "Membership Certificates") duly executed and issued by the President and Secretary of the Company if such offices shall have been filled by the Board of Directors at the time of issuance or, if not, by any two (2) Directors in accordance with the Act and shall have affixed thereto the seal of the Company, in the form of the impression affixed hereon and which is hereby adopted by the Members.

                                    ARTICLE 5
                          RIGHTS AND DUTIES OF MEMBERS

      5.1. Classes of Members. There shall be one class of Member of the Company.

      5.2. Management of the Company. Except (a) as a Director and (b) for Member voting contemplated or allowed under this Agreement and the Act, no Member shall take part in the management or control of the business of the Company, nor shall any Member have the power to sign for or bind the Company. Notwithstanding the foregoing, a Member who is both a Director and a Member has the rights and powers, and is subject to the restrictions and liabilities, of both a Member and a Director.

      5.3. Limitation of Liability. Each Member's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

      5.4. Company Debt Liability. A Member shall not be personally liable for any debts or losses of the Company beyond such Member's Capital Contributions and any obligation of the Member under Article 8 below to make Capital Contributions, except as required by law.

      5.5. Company Books. Upon reasonable notice to the other Members, each Member shall have the right, during ordinary business hours, to inspect and copy any books of the Company and other documents at the requesting Member's expense.

                                    ARTICLE 6
                               MEETINGS OF MEMBERS

      6.1. Meetings. Any Member may call a meeting to consider approval of an action or decision under any provision of this Agreement by delivering to each other Member notice of the time and purpose of such meeting at least ten (10) days before the day of such meeting. A Member may waive the requirement of notice of a meeting either by attending such meeting or executing a written waiver before or after such meeting. Any such meeting shall be held during the regular business hours at the Company's principal place of business unless all of the other Members consent in writing or by their attendance at such meeting to its being held at another location or time.

      6.2. Actions Without a Meeting. Any action or decision which may be made by the Members at a properly noticed meeting of the Members at which a quorum of Members exists, may be taken or made pursuant to a written consent issued by that number of Members holding the same or a greater percentage of Membership Units as would be required to be cast in favor of such action or decision at a properly noticed meeting of Members at which a quorum of Members were present, in person by proxy. A Member's written consent may be evidenced by such person's signature on a counterpart of the proposal or by a separate writing (including a facsimile) that identifies the proposal with reasonable specificity and states that the Member consents to such proposal.

      6.3. Vote by Proxy. A Member may vote (or execute a written consent) by proxy given to any other Member. Any such proxy must be in writing and must identify the specific meeting or matter to which the proxy applies or state that it applies to all matters (subject to specified reservations, if any) coming before the Members for approval under any provision of this Agreement prior to a specified date (which shall not be later than the first anniversary date on which such proxy is given). Any such proxy shall be revocable at any time and shall not be effective at any meeting at which the Member giving such proxy is in attendance.

      6.4. Emergency Procedures. Notwithstanding any provisions of this Article 6, in the event that Members who could authorize a Company action or decision at a duly called meeting reasonably determine, in writing, that the Company is facing a significant emergency that requires immediate action, such Members may, without complying with general applicable procedures or meetings or actions by unanimous consent, authorize any action or decision that they deem reasonably necessary to allow the Company to benefit from a significant opportunity or to protect the Company from significant loss or damage, provided that they make reasonable efforts under the circumstances to contact and consult all Members concerning such action or decision and the reasons why such action or decision must be made without observing generally applicable procedures.

      6.5. Records. Notwithstanding, the Company shall maintain permanent records of all actions taken by the Members pursuant to any provision of this Agreement, including minutes of all Company meetings, copies of all actions taken by consent of the Members, and copies of all proxies pursuant to which one Member votes or executes a consent on behalf of another.

      6.6. Quorum. The presence of Members owning a majority of Membership Units, represented in person or by proxy, shall constitute a quorum at any meeting of Members. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of that number of Members owning Membership Units whose absence would cause less than a quorum.

      6.7. Manner of Acting. If a quorum is present, the affirmative vote of Members owning a majority of the Membership Units entitled to vote shall be the act of the Members, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles or by this Agreement. Each Member shall have one (1) vote for each Membership Unit of the Company owned by such Member. Unless otherwise expressly provided in this Agreement or required under applicable law, Members who have an interest (economic or otherwise) in the outcome of any particular matter upon which the Members vote or consent, may vote or consent upon any such matter and their Membership Units, vote or consent, as the case may be, shall be counted in the determination of whether the requisite matter was approved by the Members.

                                    ARTICLE 7
                                   MANAGEMENT

      7.1. Board of Directors. The Members shall elect a Board of Directors which shall consist of no less than one (1), nor more than three (3) Persons. Jeffrey D. Reid is hereby appointed and accepts such appointment as the initial Director of the Company. The initial Director shall serve until such time as the Members shall elect a new Board of Directors. Each Director shall be elected by the Members at each annual meeting and shall hold office until the next annual meeting of Members and until that Director's successor shall have been duly elected and qualified. The authority, power and responsibility for the general day-to-day management, control and supervision of the business, activities, operations and assets of the Company shall be delegated to and vested in the Board of Directors.

      7.2. Delegation of Authority and Duties. The Board of Directors may, from time to time, delegate to on or more persons such authority and duties as the Board of Directors may deem advisable. In addition, the Board of Directors may assign, in writing, titles to any person, including without limitation, the titles of President, Vice-President, Secretary, Assistant Secretary, Treasurer and Assistant Treasurer. Unless the Board of Directors decide otherwise, the assignment of such title shall constitute the delegation to such person of the authority and duties as are set forth in Section 7.15 below. Any number of titles may be held by the same person. Any delegation pursuant to this Section
7.2 may be revoked at any time by the Board of Directors. The initial officer designated by the Board of Directors shall be as follows, until such time as the Board of Directors agrees otherwise:

      Name                               Office
      ----                               ------
      Jeffrey D. Reid                    President

      7.3. Regular Meetings. The Board of Directors may establish a schedule of regular meetings of such Directors and at such times as the Directors shall deem necessary and appropriate for the Directors' monitoring and supervision of the Company's operations and such other matters as may come before the Directors.

      7.4. Special Meetings. A Special Meeting of the Board of Directors may be called for any purpose or purposes at any time by any Director. Such meeting shall be held upon not less than seven (7) nor more than thirty (30) days' written notice delivered either personally or sent by United States registered or certified mail, return receipt requested, by or at the direction of the Director calling the meeting to each Director. If mailed, the same shall be deemed to be delivered two (2) calendar days after being deposited in the United States mail, addressed to the Director at the Director's address as it appears on the books of the Company, with full postage therein prepaid. Such notice shall specify the time and place of the meeting and the matters to be considered at such meeting. Unless all Directors otherwise consent in person or by proxy, a Special Meeting of the Board of Directors may address only those issues set forth in the notice of meeting.

      7.5. Quorum. The presence of the majority of Directors shall constitute a quorum at any meeting of Directors. At an adjourned meeting of which a quorum shall be present or represented, any business may be transacted which might have been transacted at a meeting as originally noticed. If, during a meeting of Directors, the number of Directors present shall decrease to less than a quorum, no further actions shall be taken at that meeting and the meeting shall be adjourned.

      7.6. Manner of Acting. If a quorum is present, the affirmative vote of a majority of the Directors entitled to vote shall be the act of the Board of Directors, unless the vote of a greater or lesser proportion or number is otherwise required by the Act, by the Articles or by this Agreement. Each Director shall have one (1) vote. Each Director shall have the full power and authority to undertake the day-to-day business operations and business activities of the Company in the ordinary course, subject only to the limitations of Article 3 (related to the stated purposes of the Company).

      7.7. Action Without Meeting. The Board of Directors may act without a meeting if the number of Directors sufficient to approve such action at a meeting of the Board of Directors shall consent in writing to such action, and notice of such consent shall be given promptly to all Directors not consenting. The Company shall make a good faith effort to distribute the proposed written consent to all Directors, including the dispatch of copies by mail to each Director at his or her address shown on the Company's records. Such written consent or consents shall be filed in the Company's minute book.

      7.8. Vacancies in Board of Directors. Any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of Directors, shall be filled from among the Members by the affirmative vote of Members owning a majority of the Membership Units entitled to vote.

      7.9. Recusal. Each Director shall recuse himself or herself from the Board of Directors' consideration and voting concerning his or her termination of contractual relations with the Company or other matters between such Director and the Company and shall not be entitled to attend that portion of the meeting concerning him or her or to vote thereon, but if otherwise in attendance shall be deemed to be in attendance for the purposes of meeting quorum requirements.

      7.10. Resignation. Any Director of the Company may resign at any time by giving written notice to the Members of the Company. The resignation of any Director shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. The resignation of a Director who is also a Member shall not affect the Director's rights as a Member and shall not constitute a withdrawal of a Member.

      7.11. Removal. A Director may be removed at any time by the vote of Members owning two-thirds (2/3rds) or more of the Membership Units, at any time for any reason, with or without cause. Upon the termination of a Director's Membership Interest, that Director shall no longer be eligible to serve on the Board of Directors and shall be deemed to have resigned his or her position as a Director effective with the sale, transfer or redemption of his or her Membership Interest in the Company.

      7.12. Compensation. The Directors may receive such compensation for their management services as shall be determined by the vote of Members owning the majority or more of the Membership Units and shall be entitled to be reimbursed by the Company for all reasonable out-of-pocket expenses incurred in their role as Directors on behalf of the Company.

      7.13. Liability for Certain Acts. Each Director shall perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interest of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Director who so performs his or her duties shall not have any liability to the Company or to any Member for any loss or damage sustained by the Company or any Member, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct or a wrongful taking by such Director.

      7.15. Duties and Authorities of Officers.

            (a) President. The President shall be the chief executive officer of the Company and shall have general charge and supervision over, and responsibility for, the business and affairs of the Company subject to direction of the Board of Directors. The President may enter into and execute, in the name of the Company, contracts or other instruments in the ordinary course of business or contracts or other instruments not in the ordinary course of business which are authorized by the Board of Directors.

            (b) Vice President. The Vice President shall perform such duties and have such authority as from time to time may be delegated by the President or by the Board of Directors. In the absence of the President or in the event of the President's death, inability, or refusal to act, the Vice President shall perform the duties and be vested with the authority of the President.

            (c) Treasurer. The Treasurer shall have the custody of the funds and securities of the Company and shall keep or cause to be kept regular books of account for the Company. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board of Directors.

            (d) Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in this Agreement, and shall keep or cause to be kept the minutes of all meetings of the Board of Directors, the officers and any committees. The Secretary shall have charge of the Company seal. The Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or the Board of Directors.

            (e) Assistant Treasurer. The Assistant Treasurer shall perform such duties and possess such powers as shall be assigned by the Treasurer, the President or the Board of Directors. In the absence of the Treasurer or in the event of the Treasurer's death, inability, or refusal to act, the Assistant Treasurer shall perform the duties and be vested with the authority of the Treasurer.

            (f) Assistant Secretary. The Assistant Secretary shall perform such duties and possess such powers as shall be assigned by the Secretary, the President or the Board of Directors. In the absence of the Secretary or in the event of the Secretary's death, inability, or refusal to act, the Assistant Secretary shall perform the duties and be vested with the authority of the Secretary.

                                    ARTICLE 8
                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

      8.1. Members' Capital Contributions. The Members have made the Capital Contributions set forth on Exhibit "A" which is attached hereto and made a part hereof.

      8.2. Maintenance of Capital Accounts. The Company shall establish and maintain a Capital Account for each Member.

      8.3. Withdrawal of Capital. A Member shall not be entitled to withdraw any part of such Member's Capital Account or to receive any distribution from the Company, except as provided in this Agreement. The Board of Directors shall, however, have the authority, in their discretion, to return to the Members all or part of the Capital Contributions of the Members, provided that such payments are made to the Members in proportions permitted under Article 9 below.

      8.4. Additional Capital Contributions. No Member shall be required to make any additional capital contribution to the Company or to restore any deficit in such Member's Capital Account, except as provided in this Agreement, and such deficit, if any, shall not be considered a debt owed to the Company or to any other person for any purpose.

      8.5. Interest on Capital Contributions. No interest shall be due from the Company on any Capital Contribution of any Member.

      8.6. Priority and Return of Capital. Except as may be expressly provided in this Agreement, no Member shall have priority over any other Member, either for the return of Capital Contributions or for Net Cash from Operations or for Net Cash from Sales or Refinancing, provided that this section shall not apply to loans (as distinguished from Capital Contributions) which a Member has made to the Company.

      8.7. Limitation on Liability of Member. The Members shall have no liability or obligation for any debts, liabilities or obligations of the Company beyond the Member's respective Capital Contribution or obligation to make a Capital Contribution, except as expressly required by this Agreement or applicable law. A Member who rightfully received any distribution of cash or Property from the Company is nevertheless liable to the Company only to the extent now or hereafter provided by the Act.

      8.8. Loans. If any Member makes any loan or loans to the Company, or advances money on its behalf, the amount of any such loan or advance shall not be deemed an increase in, or contribution to, the capital account of the lending Member or entitle the lending Member to any increase in his or her share of the distributions of the Company. Interest shall accrue on any such loan at an annual rate agreed to by the Company and the lending Member (but not in excess of the maximum rate allowable under applicable usury laws).

      8.9. Default in Capital Contributions. If any Member fails to make any Capital Contribution when due, such Member shall be in default, and the Company may exercise all legal rights including, without limitation, the commencement of an action to collect from such defaulting Member by legal process the entire amount of the unpaid Capital Contribution (including those not currently in default), together with all court costs and reasonable attorney fees.

                                    ARTICLE 9
                        ALLOCATIONS OF PROFITS AND LOSSES

      9.1. Allocations of Profits and Losses from Operations. The Profits and Losses of the Company for each Fiscal Year shall be allocated among the Members' Capital Accounts in accordance with their respective Membership Interests as set forth on Exhibit "A". Calculations and allocations of Profits and Losses shall be made by the Accountants regularly employed by the Company as requested by the Members, but at least annually and in conformity with the current requirements of the Code. No allocations of loss, deduction and/or expenditures described in
Section 705(a)(2)(B) of the Code shall be charged to the Capital Accounts of any Member if such allocation would cause such Member to have a negative balance in his or her Capital Account. The amount of such loss, deduction and/or expenditure shall instead be allocated pro rata among the Members.

      9.2. Basis in Contributed Assets. Each Member who has contributed or may hereafter contribute property other than money to the Company, or who acquires his or her interest in the Company by transfer (whether by voluntary act or by operation of law), shall on or prior to the date of any such contribution, or by the end of the Fiscal Year in which any such transfer was made, furnish to the Company a statement of his or her adjusted basis for such property, or his or her interest in the Company for Federal income tax purposes. Such Member shall also furnish such additional evidence or information with regard to his or her basis and the holding period of the property as the other Members may deem necessary or advisable. For purposes of calculating the adjusted basis of a Member's interest in the Company, the information set forth on any such statement shall be conclusively presumed to be correct. If a Member subsequently learns that his or her initial statement was inaccurate or incorrect, he or she shall immediately notify the other Members and a new calculation of said Member's adjusted basis for his or her Membership Interest in the Company shall be made. However, no such recalculation shall affect the allocation of Profits or Losses for any period of time ending prior to the date on which the amended statement is submitted.

      9.3. Distributions. Subject to the provisions of this Article 9, all distributions of cash or other property shall be made to the Members in accordance with their respective Membership Interests as set forth on Exhibit "A".

      t 6 0 9.4. Limitations upon Distributions. The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of that property exceeds that liability.

      9.5. Accounting Principles. The Profits and Losses of the Company shall be determined in accordance with accounting principles applied on a consistent basis using the same method of accounting as the Company uses for Federal income tax purposes. It is intended that the Company will elect those accounting methods that provide the Company with the greatest tax benefits.

      9.6. Tax Returns. The Members shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business. Copies of those returns, or pertinent information from the returns, shall be furnished to all Members within a reasonable time after the end of the Fiscal Year.

      9.7. Tax Matters. In the event the Company is subject to administrative or judicial proceedings for the assessment and collection of deficiencies of federal taxes or for the refund of overpayments of federal taxes arising out of a Member's distributive share of income, losses, gain, credits or deductions, the individual who is then holding the office of President of the Company shall act in the capacity of a tax matters partner ("TMP") and shall have all the powers and duties assigned to a TMP under Sections 6221 through 6233 of the Code or under any Treasury Regulations thereunder. The Members agree to perform all acts necessary under Section 6231 of the Code or under any Treasury Regulations thereunder to permit such person to act as a TMP. The initial TMP of the Company shall be Jeffrey D. Reid.

                                   ARTICLE 10
                            DISTRIBUTION OF CASH FLOW

      10.1. Net Cash from Operations. Net Cash from Operations shall be distributed in the following priority, subject to Section 10.3 and Article 9:

            (a) First, Net Cash from Operations shall be distributed to any Member who has advanced funds to the Company as a Lender, to the extent of and in proportion to such advances, including interest thereof, if any;

            (b) Second, distributions, if any, of additional Net Cash from Operations will be made, without priority, to the Members in proportion to their respective Membership Interests, unless the Members have agreed, in a writing signed by all of the Members, to a different division permitted by law and applicable regulation.

      10.2. Net Cash from Sales or Refinancing. Net Cash from Sales or Refinancing shall be distributed in the following priority, subject to Section
10.3 and Article 9:

            (a) First, to any Member who has advanced funds to the Company as a Lender, to the extent of and in proportion to such advances, including interest thereof, if any:

            (b) Distributions, if any, of additional Net Cash from Sales or Refinancing will be made, without priority, to the Members in proportion to their respective Membership Interests, unless the Members have agreed, in a writing signed by all of the Members, to a different division permitted by law and applicable regulation.

      10.3. Restrictions on Distributions of Cash Flow.

            (a) The Company may be restricted from making distributions under the terms of notes, mortgages, or other types of debt obligations which it may issue or assume in connection with borrowed funds, if any. In addition, distributions are subject to the payment of Company expenses and to the maintenance of sufficient reasonable reserves for such expenses and for alterations, repairs, improvements, maintenance and replacement of Company assets. Distributions may also be restricted or suspended in circumstances when the Board of Directors determine, in their absolute discretion, that such action is in the best interest of the Company.

            (b) Distributions of Net Cash from Operations or Net Cash from Sales or Refinancing shall be made in such amounts and at such times as determined by the discretion of the Board of Directors. The Company may distribute at least annually to the Members so much of its Net Cash as is not, in the determination by a majority vote of the Board of Directors, necessary or advisable for the conduct of the Company's business, after setting aside such amounts as the Board of Directors deem necessary to create adequate reserves for future capital or operating needs of the Company. Distributions to the Members, as a class, unless otherwise expressly indicated, shall be divided among them without priority.

            (c) If any assets of the Company are distributed in kind, such assets shall be distributed to the Members entitled thereto as tenants-in-common in the same proportions as such Members would have been entitled to cash distributions.

            (d) No Member shall be entitled to demand and receive property other than cash in return for Capital Contributions to the Company.

            (e) The Members irrevocably waive, during the term of the Company and during the period of any liquidation following the dissolution of the Company, any right to maintain any action or claim for partition with respect to any assets of the Company.

                                   ARTICLE 11
                        TRANSFER OF MEMBERSHIP INTERESTS

      11.1. Restriction on Transferability of Membership Interests. None of the Members shall, while this Agreement is in force, sell, assign, encumber, pledge, hypothecate, transfer or otherwise dispose of any of their Membership Units now or hereafter owned by such Member, except pursuant to the terms of this Agreement or with the written consent of the Board of Directors. In order to effectuate this Agreement, each membership certificate evidencing a Member's ownership of Membership Units shall bear the following legend upon its face, which legend shall likewise be endorsed upon all Membership Certificates subject to this Agreement which shall hereafter be issued:

                  "OWNERSHIP, SALE, ASSIGNMENT, ENCUMBRANCE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS MEMBERSHIP CERTIFICATE, OR ANY MEMBERSHIP ISSUED IN LIEU THEREOF, ARE SUBJECT TO THE RESTRICTIONS CONTAINED IN A CERTAIN OPERATING AGREEMENT MADE AND DATED EFFECTIVE AS OF THE _____ DAY OF MARCH, 2006, A COPY OF WHICH IS ON FILE AND AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY."

                                   ARTICLE 12
                            DISSOCIATION OF A MEMBER

      12.1. Dissociation. A Person shall cease to be a Member upon the happening of the following events:

            (a) the bankruptcy of such Member;

            (b) the assignment by such Member of his or her entire Membership Interest in accordance with the terms of this Agreement;

            (c) in the case of a Member who is a natural person, the death of such Member or the entry of an order by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her personal estate;

            (d) in the case of a Member who is acting as a Member by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

            (e) in the case of a Member that is a separate organization other than a Company, the dissolution and commencement of winding up of the separate organization; or

            (f) in the case of a Member that is a Company, the filing of a certificate of dissolution, or its equivalent, for the Company or the revocation of its charter.

      12.2. Rights of Dissociating Member. In the event any Member dissociates prior to the expiration of the term of the Company:

            (a) if the dissociation causes a dissolution and winding up of the Company under Article 13, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member except that any distributions to which the Member would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up;

            (b) if the dissociation does not cause a dissolution and winding up of the Company under Article 13, the Member who dissociates, or such Member's successor in interest shall, regardless of whether the dissociation was the result of a voluntary act by such Member, not be entitled to receive any distributions to which the Member would not have been entitled had the Member remained a Member; or

            (c) if the dissociation does not cause a dissolution and winding up of the Company under Article 13 and occurs by virtue of an assignment of such Member's entire Membership Interest in accordance with this Agreement, then the rights of the dissociating Member (and such Member's successor) shall be determined under Article 11.

                                   ARTICLE 13
                           DISSOLUTION AND LIQUIDATION

      13.1. Events Triggering Dissolution. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (each a "Liquidating Event"):

            (a) the determination by the Board of Directors, or by unanimous agreement of all of the Members, that the Company should be dissolved;

            (b) the dissociation of a Member or any other event that causes a Member to cease to be a Member under the Act (other than an assignment of a Member's entire Membership Interest in accordance with the terms of this Agreement), provided that any such event shall not constitute a Liquidating Event if the business of the Company is continued either by the consent, within 90 days after the dissociation, of the remaining Members holding at least a majority of the remaining Membership Units;

            (c) the insolvency or bankruptcy of the Company;

            (d) the sale of all or substantially all of the Company's assets;

            (e) any event that makes it impossible, unlawful or impractical to carry on the business of the Company; or

            (f) the expiration of the period fixed for the duration of the Company, if any, pursuant to Section 2.4 of this Agreement.

      13.2. Effect of Dissolution. No dissolution of the Company shall release any of the parties to this Agreement from their contractual obligations under this Agreement.

      13.3. Liquidation. Upon dissolution of the Company in accordance with
Section 13.1, the Company shall be liquidated. The Board of Directors (or if there are no Directors, then the Members holding a majority of the Membership Interests) shall select a liquidating Director (who may be any Member or Director) who shall serve only for purposes of winding up the Company ("Liquidating Director"). The proceeds of such liquidation shall be applied and distributed in the following order of priority:

            (a) to the payment of the debts and liabilities of the Company (other than debts and liabilities owing to a Member) and the expenses of liquidation (including, if applicable, the reasonable fees of the Liquidating Director);

            (b) the setting up of any reserves which the Liquidating Director may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company, which reserves shall be paid over to an attorney at law of the State of Nevada, as escrow holder, to be held for the purpose of disbursing (under the direction of the Liquidating Director) such reserves in payment of any of the aforementioned liabilities and, at the expiration of such period (not to exceed two (2) years) as the Liquidating Director may deem advisable, for distribution in the manner hereinafter provided;

            (c) to the repayment of any outstanding advances or loans that may have been made by any of the Members to the Company, other than capital contributions, pro rata among them on the basis of such advances and loans to the Company; and

            (d) the balance, if any, to the Members (or to the permitted transferees of their Interest in the Company, in whole or in part) in accordance with their respective Capital Accounts, after adjustment for all income, loss, and gain of the Company and after adjustment for all previous contributions and distributions of the Company.

      13.4. Revaluation. If the Company assets are not sold, but instead are distributed in kind, such assets, for purposes of determining the amount to be distributed to the parties, shall be revalued on the Company's books to reflect their then current fair market value as of a date reasonably close to the date of liquidation. Any unrealized appreciation or depreciation shall be allocated among the Members (in accordance with the provisions of Article 9 as if such assets were sold at such fair market value) and taken into account in determining the Capital Accounts of the Members as of the date of liquidation.

      13.5. Distributions in Kind. The Liquidating Director may make distributions to the Members in cash or in kind, or partly in cash or partly in kind, in divided or undivided interests, and to allocate any property towards the satisfaction of any payment or distribution due to the Members in such manner as the Liquidating Director may determine, whether or not such distributive shares may as a result be composed of different assets. Distribution of any asset in kind to a Member shall be considered as a distribution of an amount equal to the asset's fair market value for purposes of this Article 13.

      13.6. Timing of Liquidation. Distributions and liquidation of the Company shall be made in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b). Distributions may be made to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Members from time to time in the reasonable discretion of the Liquidating Director, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to such persons pursuant to this Agreement.

      13.7. Articles of Cancellation. Upon the dissolution of the Company and the completion of the liquidation and winding up of the Company's affairs and business, the Liquidating Director shall (or if the Liquidating Director fails to act, then any Member may) prepare and file articles of cancellation with the office of the State Treasurer of the State of Nevada, as required by the Act. When such articles are filed, the Company's existence shall cease.

                                   ARTICLE 14
                            MISCELLANEOUS PROVISIONS


      14.1. Arbitration.

            (a) All disputes, controversies, or differences which may arise by and among the Members, out of, or in relation to, or in connection with this Agreement, or for the breach thereof, shall be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The place of arbitration shall be in _____________ County, ____________. The decision of the arbitration shall be final and non-appealable, except to enforce the award of the arbitration.

            (b) If any action or arbitration or other proceeding shall be commenced to enforce this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party reasonable attorney's fees, arbitration costs and out-of-pocket expenses incurred by such prevailing party in connection with such action or proceeding.

      14.3. Notices. Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally to the party or to an executive officer of the party to whom the same is directed or, if sent by registered or certified mail, postage and charges prepaid, addressed to the Member's and/or Company's address, as appropriate, which is set forth in this Agreement. Except as otherwise provided in this Agreement, any such notice shall be deemed to be given three business days after the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as aforesaid.

      14.4. Books of Accounts and Records. Proper and complete records and books of accounts shall be kept or shall be caused to be kept by the Members in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The books and records shall, to the extent practical, be maintained at the principal executive office of the Company or such other place as the Company shall determine and shall be open to the reasonable inspection and examination of the Members or their duly authorized representatives during reasonable business hours.

      14.5. Application of Nevada Law. This Agreement, and the application and interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Nevada, without regard to principles of conflict of laws.

      14.6. Waiver of Action for Partition. Each Member irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company.

      14.7. Amendments. This Agreement may not be amended except by the unanimous written agreement of Members.

      14.8. Amendments Without Consent of Members. In addition to any amendments otherwise authorized in this Agreement, amendments may be made to this Agreement from time to time by the Board of Directors, without the consent of any Member, which (a) do not adversely affect the rights of the Members or their assignees in any material respect; (b) correct any error or resolve any ambiguity in or inconsistency among any of the provisions of this Agreement; (c) delete or add any provision of this Agreement that is required to be so deleted or added by any Federal or state securities commission or other governmental authority; (d) amend this Agreement and any certificate to admit new Members in accordance with this Agreement; or (e) is in response to a change in the Act that permits or requires an amendment so long as no Member is adversely affected in any material respect.

      14.9. Execution of Additional Instruments. Each Member hereby agrees to execute such other and further statements of interest and holdings, designations, power of attorney, and other instruments necessary to comply with any laws, rules or regulations.

      14.10. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.

      14.11. Headings. The heading in this Agreement are for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions.

      14.12. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

      14.13. Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance, or otherwise.

      14.14. Severability. If any provision of this Agreement or its application to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and its application shall not be affected and shall be enforceable to the fullest extent permitted by law.

      14.15. Heirs, Successors, and Assigns. Each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, personal representatives, successors and assigns.

      14.16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      14.17. Prior Agreements Superseded. Any and all prior agreements between or among the Members, whether oral or written, in the nature of an Operating Agreement or relating to substantially the same subject matter as this Agreement, is hereby terminated and superseded.








               [Intentionally left blank - Signature page follows]

            IN WITNESS WHEREOF, the parties have entered into this Operating Agreement as of the date first set forth above.

                                   THE COMPANY:

                                      KMA GLOBAL SOLUTIONS, LLC

                                          s/s Jeffrey D. Reid
                                      BY:_____________________________________
                                         Jeffrey D. Reid, Director and President


                                   THE MEMBER(S)

                                            KMA GLOBAL SOLUTIONS
                                            INTERNATIONAL, INC.

                                          s/s Jeffrey D. Reid
                                      BY:______________________________________
                                         Name and Title:  Jeffrey D. Reid,
                                                          President

                                   EXHIBIT "A"
                   MEMBERSHIP INTERESTS/CAPITAL CONTRIBUTIONS

                                                      Certificate
Names of Members                Membership Interest      Number    Contribution
----------------                -------------------      ------    ------------
                                Percentage   Units
                                ----------   -----
KMA Global Solutions            100%           1            1          100%
International, Inc.



                       TOTALS:  100.00%        1                     $ 100.00
                                =======    ==========                 =======